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                                                                    Exhibit 99.1

                      CONSENT OF IBBOTSON ASSOCIATES, INC.

         We hereby consent to the reference to us in the Registration Statement on Form S-11 (File No. 333-106838) for Corporate Property Associates 16 - Global Incorporated (the "Company"), and any amendments or supplements thereto, and in the Company's sales literature, and the Company's use and display of our statistical data, including but not limited to data derived from our Ibbotson Investment Analysis Software. We reserve all rights in our name, data and software.

Ibbotson Associates, Inc.

By:  /s/ Michael Annin

Chicago, IL
December 11, 2003